Exhibit 99.1

Rubicon Reports Third Quarter 2023 Financial Results

Rubicon achieves third consecutive quarter of record Gross Profit at approximately $13.4 million, more than double Gross Profit over the third quarter of 2022.

New York, NY – November 8, 2023 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading provider of software-based waste, recycling, and fleet operations products for businesses and governments worldwide, today reported financial and operational results for the third quarter of 2023.

Third Quarter 2023 Financial Highlights

●	Revenue was $171.3 million, a decrease of $13.7 million or 7.4% compared to $185.0 million in the third quarter of 2022.

●	Net Loss was $(30.2) million, an improvement of $180.9 million or 85.7% compared to $(211.1) million in the third quarter of 2022.

●	Gross Profit was $13.4 million, an increase of $6.8 million or 102.8% compared to $6.6 million in the third quarter of 2022.

●	Adjusted Gross Profit was $19.8 million, an increase of $5.7 million or 40.5% compared to $14.1 million in the third quarter of 2022.

●	Gross Profit Margin was 7.8%, an increase of 424 bps compared to 3.6% in the third quarter of 2022.

●	Adjusted Gross Profit Margin was 11.6%, an increase of 395 bps compared to 7.6% in the third quarter of 2022.

●	Adjusted EBITDA was $(8.9) million, an improvement of $12.2 million or 57.7% compared to $(21.1) million in the third quarter of 2022.

Operational and Business Highlights

●	The Company announced a new, 5-year partnership with the City of Phoenix, Arizona in September. The new agreement with Phoenix, which is the fifth largest city in the United States, will put Rubicon’s smart city software at the heart of the City’s Public Works Department, providing waste and recycling collection to more than 418,000 locations weekly. Rubicon will help Phoenix digitize its solid waste collection operation, transitioning from largely manual and paper-based processes to running the Company’s software in the City’s solid waste and recycling fleet of more than 300 vehicles.

●	The Company is pleased to announce a new, 5-year partnership with the City of Austin, Texas. Rubicon will help Austin, the eleventh largest city in the United States, continue its process of digitizing its solid waste and recycling collection operations across its fleet of 290 vehicles, which service more than 210,000 locations every week. Austin will use the Company’s technology to streamline collection, track material and tonnage on its bulky trash routes, and reduce missed pickups and unnecessary go-backs. Austin will be able to closely monitor route performance, identify areas where waste and recycling services can be improved, and make data-driven decisions to enhance route efficiency and better serve its residents.

●	RUBICONConnect™ welcomed the addition of Neiman Marcus and Atlantis Management Group to the platform, among others. Both companies will experience the full benefits of Rubicon’s digital platform for scalable waste and recycling services, which supports their efforts to reduce environmental impact while providing exceptional value and service to their own customers.

●	The Company also announced a 2-year extension of its existing agreement with Americold. RUBICONConnect has been deployed at more than 150 Americold locations since 2020, and the Company manages Americold’s trash, mixed recycling, baled cardboard, baled plastic, and food waste. The new agreement extends this relationship through the end of 2025 and includes a go-forward plan to onboard more locations from within the Americold portfolio.

“We are excited to announce our third quarter 2023 results, which include a third consecutive quarter of record Adjusted Gross Profit,” said Phil Rodoni, Chief Executive Officer of Rubicon. “The results we are reporting today reflect continued progress against our Bridge to Profitability plan and are a testament to the entire Rubicon team and their hard work and dedication. We are focused on execution and driving even greater results for the Company and our valued customers.”

Third Quarter Review

Revenue was $171.3 million, a decrease of $13.7 million or 7.4% compared to $185.0 million in the third quarter of 2022. The decline is mainly driven by softness in commodities, in particular prices of old corrugated cardboard.

Gross Profit was $13.4 million, an increase of $6.8 million or 102.8% compared to $6.6 million in the third quarter of 2022. The growth in Gross Profit was driven by portfolio optimization and margin improvement in the RUBICONConnect business, and by platform support cost reduction initiatives.

Adjusted Gross Profit was $19.8 million, an increase of $5.7 million or 40.5% compared to $14.1 million in the third quarter of 2022. The increase in Adjusted Gross Profit was primarily the result of the optimization of the portfolio and margin improvement in the RUBICONConnect business.

Net Loss was $(30.2) million, an improvement of $180.9 million or 85.7% compared to $(211.1) million in the third quarter of 2022.

Adjusted EBITDA was $(8.9) million, an improvement of $12.2 million or a reduction of more than half of the loss of $(21.1) million in the third quarter of 2022.

Update on Strategic Plan

In the third quarter of 2022, Rubicon outlined its strategic plan and committed to materially improving its operational performance and strengthening its financial position. The Company acknowledged the challenges it faced and laid out the steps required to get to profitability and growth. Rubicon completed all the highest priority tasks from its plan, with certain goals achieved ahead of schedule. Specifically, the Company committed to:

●	Extending debt maturities. Rubicon successfully pushed maturities out to 2025 from 2023.

●	Improving its liquidity position. Rubicon closed a $75 million term loan and expanded its revolver capacity by $15 million.

●	Reducing expenses. Rubicon reduced expenses by $55 million on an annualized basis.

●	Expanding Adjusted Gross Profit margin to double digits by the end of 2023. Rubicon surpassed 10% in the second quarter, ahead of its goal.

●	Securing additional financing. Rubicon brought in an additional $24 million of equity financing from new and existing investors in Q2.

To underscore the Company’s exceptional performance during an extremely turbulent time, while completing all of the above it was able to drive 35.1% growth in Adjusted Gross Profit on a year-to-date basis in 2023 as compared to the same prior year period. All of this was accomplished while Rubicon continued to deliver for its customers, diverting over 800 thousand tons of waste from landfill equating to approximately 1.6 million MTCO2e emissions avoided for the first half of 2023.

Webcast Information

The Rubicon Technologies, Inc. management team will host a conference call to discuss its third quarter 2023 financial results this afternoon, Wednesday, November 8, 2023, at 5:00 p.m. ET. The call can be accessed via telephone by dialing (929) 203-2112, or toll free at (888) 660-6863, and referencing Rubicon Technologies, Inc. A live webcast of the conference will also be available on the Events and Presentations page on the Investor Relations section of Rubicon’s website (https://investors.rubicon.com/events-presentations/default.aspx). Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a leading provider of software-based waste, recycling, and fleet operations products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit rubicon.com.

Non-GAAP Financial Measures

This earnings release contains “non-GAAP financial measures,” including Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Rubicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, are included under “Use of Non-GAAP Financial Measures” after the tables below. In addition, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Reconciliations of Non-GAAP Financial Measures” after the tables below.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to continue to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; 3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 4) continued costs related to the business combination; 5) changes in applicable laws or regulations; 6) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the continued impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Israel and Hamas or Russia and Ukraine, the effects of inflation and potential recessionary conditions; 7) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K, Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission (the “SEC”), and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:
Alexandra Clark
Director of Finance & Investor Relations
alexandra.clark@rubicon.com

Media Contact:
Dan Sampson
Chief Marketing & Communications Officer
dan.sampson@rubicon.com

Statements and balance sheets related to this release can be found on the Investor Relations section of Rubicon’s website.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Service	$159,119	$162,789	$486,125	$437,755
Recyclable commodity	12,138	22,194	40,794	71,640
Total revenue	171,257	184,983	526,919	509,395

Costs and Expenses:
Cost of revenue (exclusive of amortization and depreciation):
Service	147,018	157,504	455,213	423,382
Recyclable commodity	10,272	20,234	35,427	65,856
Total cost of revenue (exclusive of amortization and depreciation)	157,290	177,738	490,640	489,238
Sales and marketing	2,903	4,840	8,924	13,336
Product development	8,309	9,803	23,625	28,336
General and administrative	13,803	186,640	45,882	212,520
Gain on settlement of incentive compensation	-	-	(18,622)	-
Amortization and depreciation	1,277	1,439	3,982	4,331
Total Costs and Expenses	183,582	380,460	554,431	747,761
Loss from Operations	(12,325)	(195,477)	(27,512)	(238,366)

Other Income (Expense):
Interest earned	5	1	11	1
Gain (loss) on change in fair value of warrant liabilities	3,354	74	2,885	(436)
Gain on change in fair value of earnout liabilities	150	67,100	5,440	67,100
Loss on change in fair value of derivatives	(1,245)	(76,919)	(3,778)	(76,919)
Excess fair value over the consideration received for SAFE	-	-	-	(800)
Gain on service fee settlements in connection with the Mergers	-	-	6,996	-
Loss on extinguishment of debt obligations	(9,348)	-	(18,234)	-
Interest expense	(9,179)	(4,578)	(24,474)	(12,264)
Related party interest expense	(453)	-	(1,707)	-
Other expense	(1,116)	(1,307)	(2,019)	(1,994)
Total Other Income (Expense)	(17,832)	(15,629)	(34,880)	(25,312)
Loss Before Income Taxes	(30,157)	(211,106)	(62,392)	(263,678)

Income tax expense	16	19	49	60
Net Loss	$(30,173)	$(211,125)	$(62,441)	$(263,738)

Net loss attributable to Holdings LLC unitholders prior to the Mergers	-	(176,384)	-	(228,997)
Net loss attributable to noncontrolling interests	(2,519)	(16,933)	(18,456)	(16,933)
Net Loss Attributable to Class A Common Stockholders	$(27,654)	$(17,808)	$(43,985)	$(17,808)

Net loss per Class A Common share – basic and diluted	$(0.85)	$(2.93)	$(2.47)	$(2.93)
Weighted average shares outstanding – basic and diluted	32,381,649	6,083,847	17,786,466	6,083,847

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$13,433	$10,079
Accounts receivable, net	59,600	65,923
Contract assets	68,629	55,184
Prepaid expenses	19,532	10,466
Other current assets	4,168	2,109
Related-party notes receivable	-	7,020
Total Current Assets	165,362	150,781

Property and equipment, net	1,633	2,644
Operating right-of-use assets	792	2,827
Other noncurrent assets	2,043	4,764
Goodwill	32,132	32,132
Intangible assets, net	8,465	10,881
Total Assets	$210,427	$204,029

LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$52,965	$75,113
Line of credit	65,477	51,823
Accrued expenses	83,666	108,002
Contract liabilities	6,524	5,888
Operating lease liabilities, current	925	1,880
Warrant liabilities	26,502	20,890
Derivative liabilities	8,428	-
Debt obligations, net of deferred debt charges	-	3,771
Total Current Liabilities	244,487	267,367

Long-Term Liabilities:
Deferred income taxes	239	217
Operating lease liabilities, noncurrent	60	1,826
Debt obligations, net of deferred debt charges	76,818	69,458
Related-party debt obligations, net of deferred debt charges	15,794	10,597
Derivative liabilities	5,536	826
Earn-out liabilities	160	5,600
Other long-term liabilities	-	2,590
Total Long-Term Liabilities	98,607	91,114
Total Liabilities	343,094	358,481

Commitments and Contingencies

Stockholders’ (Deficit) Equity:
Common stock – Class A, par value of $0.0001 per share, 690,000,000 shares authorized, 34,803,951 and 6,985,869 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3	1
Common stock – Class V, par value of $0.0001 per share, 275,000,000 shares authorized, 4,425,388 and 14,432,992 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	1
Preferred stock – par value of $0.0001 per share, 10,000,000 shares authorized, 0 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	118,884	34,659
Accumulated deficit	(381,845)	(337,860)
Total stockholders’ deficit attributable to Rubicon Technologies, Inc.	(262,958)	(303,199)
Noncontrolling interests	130,291	148,747
Total Stockholders’ Deficit	(132,667)	(154,452)
Total Liabilities and Stockholders’ (Deficit) Equity	$210,427	$204,029

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(62,441)	$(263,738)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on disposal of property and equipment	777	23
Gain on lease agreement amendment	(220)	-
Amortization and depreciation	3,982	4,026
Amortization of debt discount and issuance costs	6,392	2,378
Amortization of related party debt discount and issuance costs	586	-
Paid-in-kind interest capitalized to principal of debt obligations	6,733	-
Paid-in-kind interest capitalized to principal of related party debt obligations	1,012	-
Bad debt reserve	2,065	(2,366)
(Gain) Loss on change in fair value of warrants	(2,885)	436
Loss on change in fair value of derivatives	3,778	76,919
Gain on change in fair value of earn-out liabilities	(5,440)	(67,100)
Loss on extinguishment of debt obligations	18,234	-
Excess fair value over the consideration received for SAFE	-	800
SEPA commitment fee settled in Class A Common Stock	-	892
Equity-based compensation	13,239	88,546
Phantom unit expense	-	6,783
Deferred compensation expense	-	1,250
Settlement of accrued incentive compensation	(26,826)	-
Service fees settled in common stock	5,863	-
Gain on service fee settlement in connection with the Mergers	(6,996)	-
Deferred income taxes	22	41
Change in operating assets and liabilities:
Accounts receivable	4,258	(13,636)
Contract assets	(13,445)	(5,821)
Prepaid expenses	(6,731)	(5,528)
Other current assets	(2,122)	(131)
Operating right-of-use assets	868	801
Other noncurrent assets	140	355
Accounts payable	(22,148)	10,967
Accrued expenses	17,033	52,450
Contract liabilities	636	(142)
Operating lease liabilities	(1,335)	(1,273)
Other liabilities	(1,602)	150
Net cash flows from operating activities	(66,573)	(112,918)

Cash flows from investing activities:
Property and equipment purchases	(750)	(1,150)
Forward purchase option derivative purchase	-	(68,715)
Net cash flows from investing activities	(750)	(69,865)

Cash flows from financing activities:
Net borrowings on line of credit	13,653	179
Proceeds from debt obligations	86,226	-
Repayments of debt obligations	(53,500)	(4,500)
Proceeds from related party debt obligations	14,520	-
Financing costs paid	(13,891)	(2,000)
Proceeds from issuance of common stock	24,767	-
Proceeds from SAFE	-	8,000
Proceeds from the Mergers	-	196,778
Equity issuance costs	(31)	(21,827)
RSUs withheld to pay taxes	(1,067)	-
Net cash flows from financing activities	70,677	176,630

Net change in cash and cash equivalents	3,354	(6,153)
Cash, beginning of period	10,079	10,617
Cash, end of period	$13,433	$4,464

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,934	$9,023

Supplemental disclosures of non-cash investing and financing activities:
Exchange of warrant liability for Class A and Class V Common Stock	$2,250	$1,716
Conversion of SAFE for Class B Units	$-	$8,000
Establishment of earn-out liabilities	$-	$74,100
Equity issuance costs accrued but not paid	$-	$44,235
Fair value of derivatives issued as debt discount and issuance costs	$12,739	$-
Conversions of debt obligations to common stock	$17,000	$-
Conversions of related-party debt obligations to common stock	$3,080	$-
Equity issuance costs waived	$6,364	$-
Equity issuance costs settled with common stock	$7,069	$-
Loan commitment asset reclassed to debt discount	$2,062	$-

Use of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

Adjusted Gross Profit and Adjusted Gross Profit Margin are considered non-GAAP financial measures under the rules of the SEC because they exclude, respectively, certain amounts included in Gross Profit and Gross Profit Margin calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit divided by total GAAP revenue. The Company believes presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors because they show the progress in scaling Rubicon’s digital platform by quantifying the markup and margin the Company charges its customers that are incremental to its marketplace vendor costs. These measures demonstrate this progress because changes in these measures are driven primarily by the Company’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses these non-GAAP measures as one of the means to evaluate the profitability of the Company’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful the Company is in achieving its pricing strategies. However, it is important to note that other companies, including companies in our industry, may calculate and use these measures differently or not at all, which may reduce their usefulness as a comparative measure. Further, these measures should not be read in isolation from or without reference to our results prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude interest expense and income, income tax expense and benefit, amortization and depreciation, gain or loss on extinguishment of debt obligations, equity-based compensation, phantom unit expense, gain or loss on change in fair value of warrant liabilities, gain or loss on change in fair value of earn-out liabilities, gain or loss on change in fair value of derivatives, executive severance charges, gain or loss on settlement of the Management Rollover Bonuses, gain or loss on service fee settlements in connection with the Mergers, other non-operating income and expenses, and unique non-recurring income and expenses.

The Company has included Adjusted EBITDA because it is a key measure used by Rubicon’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Further, the Company believes Adjusted EBITDA is helpful in highlighting trends in Rubicon’s operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Rubicon operates and capital investments. Adjusted EBITDA is also often used by analysts, investors and other interested parties in evaluating and comparing Rubicon’s results to other companies within the industry. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as Rubicon’s management team and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may make adjustments in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents reconciliations of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Total revenue	$171,257	$184,983	$526,919	$509,395
Less: total cost of revenue (exclusive of amortization and depreciation)	157,290	177,738	490,640	489,238
Less: amortization and depreciation for revenue generating activities	606	657	1,794	1,886
Gross profit	$13,361	$6,588	$34,485	$18,271
Gross profit margin	7.8%	3.6%	6.5%	3.6%

Gross profit	$13,361	$6,588	$34,485	$18,271
Add: amortization and depreciation for revenue generating activities	606	657	1,794	1,886
Add: platform support costs(1)	5,883	6,884	17,661	19,761
Adjusted gross profit	$19,850	$14,129	$53,940	$39,918
Adjusted gross profit margin	11.6%	7.6%	10.2%	7.8%

Amortization and depreciation for revenue generating activities	$606	$657	$1,794	$1,886
Amortization and depreciation for sales, marketing, general and administrative activities	671	782	2,188	2,445
Total amortization and depreciation	$1,277	$1,439	$3,982	$4,331

Platform support costs(1)	$5,883	$6,884	$17,661	$19,761
Marketplace vendor costs(2)	151,407	170,854	472,979	469,477
Total cost of revenue (exclusive of amortization and depreciation)	$157,290	$177,738	$490,640	$489,238

(1)	Platform support costs are defined as costs to operate the Company’s revenue generating platforms that do not directly correlate with volume of sales transactions procured through Rubicon’s digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.
(2)	Marketplace vendor costs are defined as direct costs charged by the Company’s hauling and recycling partners for services procured through Rubicon’s digital marketplace.

Adjusted EBITDA

The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Total revenue	$171,257	$184,983	$526,919	$509,395

Net loss	$(30,173)	$(211,125)	$(62,441)	$(263,738)
Adjustments:
Interest expense	9,179	4,578	24,474	12,264
Related party interest expense	453	-	1,707	-
Interest earned	(5)	(1)	(11)	(1)
Income tax expense (benefit)	16	19	49	60
Amortization and depreciation	1,277	1,439	3,982	4,331
Loss on extinguishment of debt obligations	9,348	-	18,234	-
Equity-based compensation	2,133	88,793	13,239	88,977
Phantom unit expense	-	2,213	-	6,783
Deferred compensation expense	-	1,250	-	1,250
(Gain) loss on change in fair value of warrant liabilities	(3,354)	(74)	(2,885)	436
Gain on change in fair value of earn-out liabilities	(150)	(67,100)	(5,440)	(67,100)
Loss on change in fair value of derivatives	1,245	76,919	3,778	76,919
Executive severance charges	-	-	4,553	-
Gain on settlement of Management Rollover Bonuses	-	-	(26,826)	-
Excess fair value over the consideration received for SAFE	-	-	-	800
Nonrecurring merger transaction expenses(3)	-	80,712	-	80,712
Gain on service fee settlements in connection with the Mergers	-	-	(6,996)	-
Other expenses(4)	1,116	1,307	2,019	1,994
Adjusted EBITDA	$(8,915)	$(21,070)	$(32,564)	$(56,313)
Net loss as a percentage of total revenue	(17.6)%	(114.1)%	(11.9)%	(51.8)%
Adjusted EBITDA as a percentage of total revenue	(5.2)%	(11.4)%	(6.2)%	(11.1)%

(3)	Nonrecurring merger transaction expenses primarily consist of management bonus payments and related accruals in connection with the Mergers.
(4)	Other expenses primarily consist of foreign currency exchange gains and losses, taxes, penalties, fees for certain financing arrangements, and gains and losses on sale of property and equipment.